CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form N-14 of Allianz Variable Insurance Products Trust and Allianz Variable Insurance Products Fund of Funds Trust of our reports dated February 24, 2022, relating to the financial statements and financial highlights, which appear in each of the fund’s (as listed in Appendix A) Annual Report on Form N-CSR for the year ended December 31, 2021.  We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statements, and to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Prospectus and Statement of Additional Information dated April 29, 2022 for Allianz Variable Insurance Products Trust and in the Prospectus and Statement of Additional Information dated April 29, 2022 for Allianz Variable Insurance Products Fund of Funds Trust, which are also incorporated by reference in such Registration Statements.

/s/ PricewaterhouseCoopers LLP
New York, New York
December 19, 2022

Appendix A

Allianz Variable Insurance Products Trust

AZL DFA Five-Year Global Fixed Income Fund
AZL Enhanced Bond Index Fund
AZL FIAM Multi-Strategy Fund
AZL FIAM Total Bond Fund
AZL Gateway Fund
AZL International Index Fund
AZL MetWest Total Return Bond Fund
AZL MSCI Emerging Markets Equity Index Fund

Allianz Variable Insurance Products Fund of Funds Trust

AZL MVP Balanced Index Strategy Fund
AZL MVP DFA Multi-Strategy Fund
AZL MVP FIAM Multi-Strategy Fund
AZL MVP Fusion Balanced Fund
AZL MVP Fusion Conservative Fund
AZL MVP Fusion Moderate Fund